EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2012 (which expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s ability to continue as a going concern), on the financial statements which appears on page 35 of the Annual Report on Form 10-K of AspenBio Pharma, Inc. for the year ended December 31, 2011.

/s/ GHP Horwath, P.C.

Denver, Colorado
August 7, 2012